Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report of Resolute Holdings Management, Inc. (the “registrant”) on Form 10-Q for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Thomas R. Knott and Kurt Schoen, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

November 3, 2025

/s/ Thomas R. Knott
Thomas R. Knott
Chief Executive Officer

/s/ Kurt Schoen
Kurt Schoen
Chief Financial Officer